
<ARTICLE> 5
<LEGEND>
This Schedule Contains Summary Financial Information Extracted from the
Consolidated Balance Sheet and Consolidated Income Statement of GATX and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-START>                             JAN-01-1998
<PERIOD-END>                               JUN-30-1998
<CASH>                                             136
<SECURITIES>                                         0
<RECEIVABLES>                                     1191
<ALLOWANCES>                                       136<F1>
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0<F2>
<PP&E>                                            4704
<DEPRECIATION>                                    1896
<TOTAL-ASSETS>                                    5121
<CURRENT-LIABILITIES>                                0<F2>
<BONDS>                                           2759<F3>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                            17
<OTHER-SE>                                         677
<TOTAL-LIABILITY-AND-EQUITY>                      5121
<SALES>                                              0
<TOTAL-REVENUES>                                   847
<CGS>                                                0
<TOTAL-COSTS>                                      393<F4>
<OTHER-EXPENSES>                                   127<F5>
<LOSS-PROVISION>                                     8
<INTEREST-EXPENSE>                                 120
<INCOME-PRETAX>                                     83<F6>
<INCOME-TAX>                                        37
<INCOME-CONTINUING>                                 68
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                        68
<EPS-PRIMARY>                                     1.39
<EPS-DILUTED>                                     1.35

<F1>Receivables consist of three components: Trade Accounts of 145 million, Finance
Leases of 653 million, and Secured Loans of 393 million.
<F2>Not applicable because GATX has an unclassified balance sheet.
<F3>Bonds consist of three components: Recourse Long-term debt of 2,178 million
Nonrecourse long-term debt of 377 million and Capital lease obligations of 204 million.
<F4>This value represents Operating Expenses on the Consolidated Income Statement.
<F5>This value represents the Provision for Depreciation and Amortization on the
Consolidated Income Statement.
<F6>This value represents Income Before Income Taxes and Equity in Net Earnings of
Affiliates.

